Strategic Marketing Partner Agreement

Agreement made this the 1st day of August 2009 by and between **Smart-Tek Automated Services, Inc.**, located at 18301 Von Karman Avenue, Suite 430, Irvine, CA 92612 herein after collectively referred to as "Company" and **ACEO, Inc.**, located at 111 E. Broadway, Ste 340, Columbia, MO herein after known as "Strategic Marketing Partner"

WHEREAS, Company provides staffing services to companies,

WHEREAS, Strategic Marketing Partner desires to assign right, title and interest to specific client contracts set forth in Schedule A ("Customers") to Company and assist Company in servicing such Customers pursuant to the terms and conditions set forth below.

WHEREAS, the parties to this Agreement wish to create and define the scope of an Strategic Marketing Partner relationship between them;

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement, and other good and valuable consideration and intending to be legally bound hereby, the parties agree as follows:

1. Strategic Marketing Partner will promote and market the business and services of Company to prospective business customers, Strategic Marketing Partner will assist Company's marketing efforts and the furtherance of its business in general, by performing certain tasks including but not limited to the following:

   a. developing qualified leads that fit Company's profile of desirable customers;
   b. Provide assignment of all existing contracts for Customers to Company which shall be a part of this agreement for as long as this agreement shall be in effect.
   c. Strategic Marketing Partner will process the payroll for each client on behalf of Company and will wire monies every Friday in an amount equal to the total gross wages plus applicable taxes, workers' compensation and administrative fees set forth in Schedule B less any net check amount that was issued from Strategic Marketing Partner.
   d. Export payroll information consistent with Company's prescribed format for importing said information such that Company may produce accurate invoices and reports.
   e. Provide timely information concerning workers comp claims generated by employees of Company covered by this agreement.
   f. collect information from prospects to facilitate Company making a price quotation;
   g. complete and submit all forms and paperwork Company deems necessary to enroll a new customer;
   h. perform other marketing and support services for Company as it may from time to time require

2. Company will provide for and pay all Employee Wages, All Payroll Taxes, State and Federal Unemployment Insurance, Claims, and Workers Compensation Premiums. Company will provide the following: recruitment, reference checks, initial interviews, Pre-Employment and Random Drug Testing, Felony Criminal Background Investigation if applicable. Company will be held harmless for any and all employee wages, taxes and workers' compensation that should have been paid by Strategic Marketing Partner and not reported to Company.

3. Nothing in this Agreement is intended to create an employment relationship or partnership between Company and Strategic Marketing Partner. At all times Strategic Marketing Partner is an independent contractor with respect to Company and its business. Strategic Marketing Partner will have no authority to bind Company to a contractual relationship of any kind nor the power to modify, alter, or waive any provisions of any contract between Company and its Customers. Company will reserve the right to accept or reject any business produced by Strategic Marketing Partner. All costs and expenses incurred by Strategic Marketing Partner in conjunction with the performance under this Agreement shall be solely the financial responsibility of Strategic Marketing Partner.

4. Company will provide brochures and other written materials to Strategic Marketing Partners both to promote the Company and to assist in transacting business with its customers. The parties acknowledge that the Company's type of business is regulated in some jurisdictions. To ensure that Company's promotional or other printed material complies with such laws Strategic Marketing Partner agrees to submit all self-created written promotional material to Company for review and approval before disseminating such material to prospective customers.

5. The Strategic Marketing Partner recognizes that all of Company's contacts, Strategic Marketing Partners, agents, Customers (herein after known as Proprietary Resources) which Company shall introduce to Strategic Marketing Partner are the proprietary property of the Company. The Strategic Marketing Partner agrees that it shall not circumvent Company in making separate agreements with, contacting or consulting with any of the Company's Proprietary Resources which Company may introduce to the Strategic Marketing Partner without Company's express written consent. The Strategic Marketing Partner agrees that if Company shall introduce any of these Proprietary Resources to the Strategic Marketing Partner and if said contact occurs or agreements are made between the Strategic Marketing Partner and the Company's Proprietary Resources without Company's prior written consent, that Company will suffer substantial damages which cannot be adequately estimated and that Company would not have an adequate remedy at law and would be irreparably harmed in the event that the provisions of this paragraph were not performed in accordance with their specific terms or were otherwise breached. Accordingly Strategic Marketing Partner agrees that Company shall be entitled to equitable relief including injunction and specific performance without necessity to post bond or proving any special damages. Seeking equitable relief shall not be the exclusive remedy of Company for such breach, and Company may concurrently seek any other relief at law. This promise not to circumvent Company and to maintain confidentiality of Company's Confidential Information shall survive for a period of two (2) years after termination of this Agreement.

6. Strategic Marketing Partner shall be solely responsible for the financing and the collection of invoices from Customers it places with Company. If Customers shall not pay the invoices as they become due then Strategic Marketing Partner shall guarantee and pay all funds due to Company for all payroll and premium related costs regardless of receiving payment from Customers for services rendered. Strategic Marketing Partner shall pay these all monies due on a weekly basis to Company even if the Customer is not required to pay on a weekly basis.

7. <u>Termination of this Agreement.</u> COMPANY or Strategic Marketing Partner shall have the right to voluntarily terminate this Agreement by providing the non-terminating party with thirty days written notice of their intent to cancel this Agreement without cause. Notice of termination shall be given by Certified Mail, Return Receipt

Requested to the receiving party's last known mailing address and shall be effective upon mailing.

(a) Termination. Either Party shall have the right to terminate this Agreement with or without cause. If either party terminates the Agreement without cause, COMPANY and Strategic Marketing Partner agree to use commercially reasonable efforts to execute a Client Transitions Agreement to allow for transition of the Customers to Strategic Marketing Partner.

(b) Cancellation For Cause. Either Party shall have the absolute right to terminate this Agreement for Cause. Either Party shall provide to the other party with 10 days' written notice of Party's intent to cancel this Agreement for cause. Either Party may be terminated for cause, if such Party participates in unfair competition, unethical behavior, theft, embezzlement, fraud, violates any state insurance code, issues fraudulent certificates of insurance, violates the terms of the confidentiality or non-compete provisions of this Agreement, or performs any act that is determined to be detrimental to the other Party program.

8. This Agreement constitutes the entire understanding of the parties. No modification to this Agreement will be valid unless in writing, executed by the parties hereto. Neither party may assign the rights and obligations to perform the duties that are set forth in this Agreement. This Agreement will be construed under the laws of the State of California. Any disputes shall be adjudicated in the jurisdiction of Company's domiciled county.

IN WITNESS WHEREOF, the parties execute this Agreement the day and the date first written above

COMPANY: Smart-Tek Automated Services, Inc.	**Strategic Marketing Partner:** ACEO, Inc.
[signature]	[signature]
Signature	Signature
BRIAN BONAR CEO	Roy M Hombs
Print Name & Title	Print Name & Title
8-1-09	8-1-09
Date	Date

Schedule A
Client Listing

AAA Ford Wrecking
American Industrial Weks
American Rigging Services, Inc.
Boerman Moving & Storage
Boster Action Shots, LLC
Brent Smith Services, Inc.
Broadway Transporation
Brunt Brothers Transfer, Inc.
C & N Environmental Consultants
Careers Unlimited Staffing, LLC
Chavez Lath & Plaster, Inc.
Clay Excavating, LLC
Debbie's Customized Staffing, Inc.
Diversified Coatings, Ltd
Don Epperly Trucking
Dyna Mainds
East River Lumber & Grain
Elf Machine Works, Inc.
Employee Services, LLC
Environmental Cleansing Corp
Excel Siding, Inc.
Excell Personnel
Five Star Moving & Storage, Inc.
G & C Construction
Galesburg Livestock Sales, Inc.
George Hermann Trucking
Gilbertson Trucking
H.A., LLC
Hudmon Tree Service
Island Construction & Design
Job Finders Employment Services
Job Match Personnel Services, Inc.
Joliet Steel, Inc.
Kalka Construction
KoolKat Carriers, Inc.
Latin Workforce Connection
Leibundguth Storage & Van Service
M & S Docks, LLC
Magill Truck Lines, Inc.
March Movers, Inc.
MedSpeed, LLC
Mesa Golf Carts
Midwest United Service
Midwest United Service
Midwest United Warehouse
Reinneck Industrial Coatings
RPO Associates, Inc.
Sabatello Tree Care, Inc.
Sasha Transport, Inc.
SOuthwest Corset Corp
Sunrise Staffing Services, LLC
T.N.U.R.B.
Texoma Business Services, LLC
Topps Tree Service, Inc.
Schuyler Livestock Sales, Inc.
Total Outsource, Inc.
Value Temps

Schedule B

Fee Schedule for: ACEO, INC.

Employment Assessments (as a percentage of gross wages)..................................

- Employer Social Security Taxes (FICA) = 7.65%
- Employer State Unemployment Insurance (SUI) = Smart-Tek's SUI Cost for each State.
- Employer Federal Unemployment Taxes (FUTA) = 0.80%
- Workers' Compensation Fees = 75% of GIC/Ullico Manual Rate for the clients listed in Schedule A. All additional clients added to this agreement will be priced separately and a mutually agreeable fee structure applied.
- Administrative Services Fee = 1.00% of gross payroll.

Medical Benefits Plans (client contribution per month, per employee)..................TBD
Medical Plan contribution of $______, Dental Plan contribution of $_______. All staffed personnel working 32 hours or more per week are eligible for medical benefits.

Additional Fees:

Set Up Fee: New Hire Enrollment processing ....WAIVED
401(k) Fee: Enrollment processing (one time fee per participant).........................TBD
Check Fee: Preparation of checks after regular payroll cycle ....N/A
Term Fee: Termination processing (one time fee per termination)......................N/A
Worker's Comp Deposit...TBD
Deductible Workers Compensation Per Occurrence ....$1,000 minimum deductible on all client contacts unless approved by Smart-Tek. Smart-Tek has the right to apply a higher deductible if needed due to the risk.

Method of Payment: Strategic Partner agrees to wire all funds each Friday for the payroll associated with that week.